Exhibit 10.1
THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF URBAN ONE, INC. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR OTHER APPLICABLE LAW. THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF DEFINITIVE DOCUMENTS RELATING TO THE TRANSACTIONS. THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.
TRANSACTION SUPPORT AGREEMENT
This Transaction Support Agreement (the “Agreement”) is made on November 14, 2025 among:
(1)The Noteholders (as defined below) or the entities that manage, advise or sub-advise funds and accounts on behalf of such Noteholders set forth on the signature pages hereto (each a “Supporting Noteholder” and collectively, the “Supporting Noteholders”); and
(2)Urban One, Inc., a Delaware corporation (the “Issuer”).
The Supporting Noteholders and the Issuer are collectively referred to herein as the “Parties” and each, a “Party.”
WHEREAS:
(A)Prior to the date hereof, the Parties have discussed the possibility of commencing (a) an offer (the “Exchange Offer”) to the holders (the “Noteholders”), of the Issuer’s 7.375% Senior Secured Notes due 2028 (144A CUSIP 91705J AC9; Reg S CUSIP U9155T AB3) (the “Existing Notes”) to exchange any and all of their Existing Notes for newly issued 7.625% second lien senior secured notes due 2031 (the “Exchange Notes”) and cash, (b) an offer (the “Tender Offer”) to purchase from Noteholders up to $185.0 million of the Existing Notes for up to $111.0 million in cash, (c) an offer (the “Subscription Offer” and together with the Exchange Offer and the Tender Offer, the “Offers”) to Noteholders of the right to subscribe to purchase up to $60.6 million aggregate principal amount of newly issued 10.500% first lien senior secured notes due 2030 at a purchase price of 99.00% of the aggregate principal amount thereof (the “First Lien Notes” and together with the Exchange Notes, the “New Notes”), and (d) a consent solicitation (the “Consent Solicitation” and together with the Offers, the “Offers and Consent Solicitation”) relating to certain amendments (collectively, the “Proposed Amendments,” and together with the Offers and Consent Solicitation and the other transactions contemplated thereby and by this Agreement, the “Transactions”) to the indenture governing the Existing Notes, in each case, as described in the Issuer’s confidential offering memorandum and solicitation statement (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in compliance with the terms of this Agreement, the “Offering Memorandum”) attached hereto as Exhibit A.
(B)The Issuer now wishes for each Supporting Noteholder to indicate its commitment (a) to validly tender (and not validly withdraw) all of its Existing Notes in the Tender Offer and the Exchange Offer, (b) to subscribe for and purchase the percentage of the Unsubscribed First Lien Notes (as defined below) indicated on Schedule I hereto (the “Backstop Percentage” and such schedule, the “Backstop Commitment Schedule”), and (c) to provide its consent (a “Consent”) to the Proposed Amendments in the Consent Solicitation, on the terms and subject to the conditions set forth in this Agreement and the Offering Memorandum.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.Effectiveness of this Agreement
This Agreement shall become effective and binding upon each of the Parties on the date on which all of the following conditions have been satisfied (the “Agreement Effective Date”):
(a)each of (i) the Issuer and (ii) Noteholders that hold at least 66.7% of the aggregate outstanding principal amount of Existing Notes shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties; and

(b)the Issuer shall have paid all the reasonable and documented fees, costs, and out-of-pocket expenses of Davis Polk & Wardwell LLP (“Davis Polk”) invoiced at least three Business Days (as defined below) prior to the Agreement Effective Date.
2.Supporting Noteholder Undertakings
Each Supporting Noteholder hereby undertakes to:
(a)act as an Exchange Offer and Tender Offer Participant (as defined in the Offering Memorandum) and (i) irrevocably and unconditionally validly tender (and not validly withdraw), no later than the Early Tender Date (as defined in the Offering Memorandum), the maximum amount accepted by the Issuer of its Existing Notes in the Tender Offer and the remaining portion of its Existing Notes in the Exchange Offer, (ii) validly deliver, no later than the Early Tender Date, (and not validly revoke) Consents to the Proposed Amendments with respect to its Existing Notes, in each case, pursuant to the terms of the Offering Memorandum and (iii) provide to the Company no later than the Business Day following the Early Tender Date its Voluntary Offer Instruction (“VOI”) number(s) (or Euroclear or Clearstream reference number) related to the Automated Tender Offer Program tender of such Supporting Noteholder’s Existing Notes;
(b)refrain from subscribing for and purchasing any First Lien Notes in the Subscription Offer;
(c)purchase such Supporting Noteholder’s Backstop Percentage of the amount of First Lien Notes equal to $60.6 million minus the aggregate principal amount of First Lien Notes subscribed for by Noteholders and accepted by the Issuer in the Subscription Offer (such amount, the “Unsubscribed First Lien Notes” and each Supporting Noteholder’s portion thereof, the “Backstop Commitment First Lien Notes”), at a purchase price of 99.00% of the aggregate principal amount thereof, pursuant to the terms and conditions described in Section 9 hereof;
(d)support, approve, implement, reasonably cooperate with the Issuer, and take all actions reasonably necessary, or reasonably requested by the Issuer, to facilitate the implementation and consummation of the Offers and Consent Solicitation;
(e)not object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Offers, the Consent Solicitation and any other transaction as described in the Offering Memorandum;
(f)negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents (as defined below) that are materially consistent in all respects with this Agreement and the Offering Memorandum; and
(g)if such Supporting Noteholder has actual knowledge of a material breach by such Supporting Noteholder of its obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Documents, furnish prompt written notice to the Issuer hereto.
The settlement date for payment of the applicable Exchange Consideration (as defined in the Offering Memorandum) and the issuance of the New Notes to the Supporting Noteholders by the Issuer will be the Settlement Date (as defined in the Offering Memorandum). Payment of the applicable Exchange Consideration and issuance of the New Notes by the Issuer to each Supporting Noteholder shall be effected as will be set forth in the Offering Memorandum.
3.Issuer Undertakings
(a)During the term of this Agreement, the Issuer hereby undertakes to, and shall cause its subsidiaries to:
(i)support, approve, implement, reasonably cooperate with each of the Parties, and take all actions reasonably necessary, or reasonably requested by any other Party, to facilitate the implementation and consummation of the Offers and Consent Solicitation;
(ii)negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents that are materially consistent in all respects with this Agreement and the Offering Memorandum;

(iii)to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Offers and Consent Solicitation, take all steps reasonably necessary and desirable to eliminate any such impediment; provided that, any modification to the terms of the Offers and/or Consent Solicitation shall require the prior written consent (which consent may be given via email between counsel to the Parties) of the Supporting Noteholders who own or control, in the aggregate, at least 50.1% of the aggregate principal amount of Existing Notes that are held by the Supporting Noteholders (the “Required Supporting Noteholders”);
(iv)use commercially reasonable efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or, in the Issuer’s reasonable discretion in consultation with Davis Polk on behalf of the Required Supporting Noteholders, advisable to effectuate and consummate the Offers and Consent Solicitation;
(v)consider in good faith all reasonable actions necessary or reasonably requested by Davis Polk on behalf of the Supporting Noteholders to facilitate the solicitation and consummation of the Offers and Consent Solicitation;
(vi)use commercially reasonable efforts to obtain additional support for the Transactions from the Issuer’s affiliates or other stakeholders, in each case, to the extent reasonably prudent to consummate the Transactions;
(vii)conduct the Offers and Consent Solicitation pursuant to the terms set forth in this Agreement, the Offering Memorandum, and the other Definitive Documents;
(viii)except for such matters that are approved by the Required Supporting Noteholders in writing (which approval may be given via email between counsel to the Parties) from time to time and except in connection with, or as contemplated by, the Transactions, conduct its business in the ordinary course consistent with past practice and in light of then-current market conditions and in compliance with applicable law; provided that, for the avoidance of doubt, the Issuer and its subsidiaries may amend, terminate, or allow to expire agreements in the ordinary course of business and consistent with past practice or in connection with, or as contemplated by, the Transactions;
(ix)maintain their good standing and legal existence under the laws of the state or other jurisdictions in which they are incorporated or organized;
(x)upon request by Davis Polk to the Issuer, with reasonable advance notice and to the extent such requests are related to the Transactions, provide to Supporting Noteholders and Davis Polk (a) reasonable access to the management of and, to the extent appropriate, such applicable advisors to the Issuer for the purpose of evaluating the Issuer’s finances and operations and participating in the planning process with respect to the Transactions, (b) reasonably timely updates regarding the Transactions, including any material developments and the amount of tenders submitted pursuant to the Exchange Offer and Tender Offer and subscriptions received pursuant to the Subscription Offer, (c) reasonably timely updates regarding the status of obtaining any necessary or desirable authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body, if any, and (d) any other information related to the Transactions reasonably requested by Davis Polk; provided, however, that none of the foregoing shall be construed to create any obligation on any of the Issuer’s professional advisors to take or refrain from taking any action or to participate in any communications or provide any information, absent an express contractual requirement to do so under their respective engagement agreements with the Issuer; provided, further, that, to the extent requested by the Issuer, any information provided to any Supporting Noteholder pursuant to this paragraph shall be subject to a confidentiality agreement that is mutually acceptable to the Issuer and such Supporting Noteholder;

(xi)inform Davis Polk as soon as reasonably practicable after becoming aware of the following: (i) the occurrence, or failure to occur, of any event, development, occurrence, circumstance, effect, condition, result, state of facts, or change of which the Issuer has actual knowledge, the occurrence or failure of which would be reasonably likely to permit any party to terminate, or would result in the termination of, this Agreement, (ii) receipt of any written notice from any third party alleging that the consent of such party is required in connection with the Transactions, (iii) receipt of any written notice from any governmental or regulatory body regarding any approval necessary to consummate the Transactions, (iv) any notice of any commencement of any proceeding commenced, or to the actual knowledge of the Issuer, threatened in writing against the Issuer in respect of the Transactions, (v) a material breach of this Agreement by any Party (including a breach by the Issuer), (vi) any representation or statement made by the Issuer under this Agreement that is proven to have been known to the Issuer to have been incorrect in any material respect when made, and (vii) the happening or existence of any event, development, occurrence, circumstance, effect, condition, result, state of facts, or change that shall have made any of the conditions precedent set forth in Section 11 herein incapable of being satisfied prior to the Outside Date;
(xii)if the Issuer has actual knowledge of a material breach by the Issuer of its obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Documents, furnish prompt written notice to the other parties hereto;
(xiii)disclose the Issuer’s entry into this Agreement by publicly filing a Form 8-K or any periodic report required or permitted to be filed by the Issuer under the Securities Exchange Act of 1934, as amended, with the United States Securities and Exchange Commission (the “SEC”) or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information, in either case, on or before the second Business Day following the Agreement Effective Date; provided, that no information relating to the names or identities of any Supporting Noteholders, or their individual holdings of Existing Notes or their Backstop Percentage, shall be included (but the aggregate of such holdings may be disclosed);
(xiv)upon the termination of this Agreement with respect to any Supporting Noteholder, notwithstanding any withdrawal deadline established with respect to any Exchange Offer, permit such Supporting Noteholder to withdraw any Existing Notes tendered in connection with the Exchange Offer and the Tender Offer and revoke any Consents provided in connection therewith;
(xv)use reasonable best efforts to satisfy any conditions under each of the Definitive Documents; and
(xvi)promptly pay when due all the reasonable and documented and invoiced fees, costs, and out-of-pocket expenses of Davis Polk in accordance with that certain fee letter, dated September 16, 2025, by and between Davis Polk and the Issuer (the “Davis Polk Fee Letter”).
(b)During the term of this Agreement, except as permitted by this Agreement, the Issuer hereby undertakes not to, directly or indirectly:
(i)object to, delay, impede, or take any other action that is likely to or the intended purpose of which is to interfere or that would be inconsistent with the acceptance, implementation, or consummation of the Transactions;
(ii)take any action that is inconsistent in any material respect with, or is intended to or reasonably likely to frustrate, delay, or impede approval, implementation, and consummation of the Transactions or the Definitive Documents;
(iii)(i) execute or file any agreement, instrument, form, or other document that is utilized to implement or effectuate, or that otherwise relates to, this Agreement and/or the Transactions that, in whole or in part, is not consistent in all material respects with this Agreement, including the Offering Memorandum, or (ii) waive, amend, or modify any of the Definitive Documents, which waiver, amendment, modification, or filing contains any provision that is not consistent in all material respects with this Agreement;

(iv)consummate the Transactions unless each of the conditions to the consummation of the Transactions set forth in this Agreement or any other Definitive Document has been satisfied (or waived by the applicable persons in accordance with Section 11 or the applicable terms of the Definitive Documents);
(v)take any action that would reasonably be expected to materially and adversely impact the tax treatments and positions described in Section 9(m); provided that nothing in the foregoing shall prevent or impede the Issuer from taking any action (A) that is consistent in all material respects with the terms set forth in this Agreement, the Offering Memorandum and the other Definitive Documents or otherwise to consummate the Transactions, (B) taken at the written request of the Supporting Noteholders (which may include email from counsel), (C) that extends or waives any statute of limitations with respect to taxes or (D) required by applicable law, GAAP (or other applicable accounting or financial reporting standard) or following a “determination” as defined under Section 1313(a) of the Code;
(vi)except in accordance with the Transactions or in the ordinary course of business, sell or otherwise transfer any assets (including, without limitation, any intellectual property) in a transaction or a series of transactions having a fair market value of $5 million or greater without the prior written consent of the Required Supporting Noteholders (which consent may be given via email between counsel to the Parties); or
(vii)except in accordance with the Transactions or in the ordinary course of business and consistent with past practice, incur any indebtedness or guarantee any indebtedness of another entity involving amounts greater than $5 million in principal amount in the aggregate across all such transactions without the prior written consent of the Required Supporting Noteholders (which consent may be given via email between counsel to the Parties).
For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the Issuer shall not be subject to its obligations under the documents governing the New Notes, including the indentures and the notes, and all guarantee agreements, pledge and collateral documents, intercreditor agreements and other security documents related to the New Notes until the Settlement Date occurs.
4.Definitive Documents
The documents, instruments, deeds, notifications, agreements, and filings related to the documentation, implementation, and/or consummation of the Transactions, including (a) the Offering Memorandum, (b) the documents governing the New Notes including the related indentures and notes, (c) all guarantee agreements, pledge and collateral documents, intercreditor agreements and other security documents related to the New Notes, (d) the New ABL Credit Agreement (as defined in the Offering Memorandum) or any amendment to the Existing ABL Credit Agreement (as defined in the Offering Memorandum), as applicable, and the documents related thereto, (e) Current Reports on Form 8-K related to the Transactions and (f) such other definitive documentation as is necessary to or desirable to consummate the Transactions (collectively, the “Definitive Documents”) not executed or in a form attached to the Offering Memorandum or this Agreement as of the Agreement Effective Date remain subject to good faith negotiation and completion. Each of the Definitive Documents not executed or in a form attached to this Agreement as of the Agreement Effective Date shall be negotiated in good faith by the applicable parties thereto and, upon completion or execution, shall be consistent with this Agreement, including the Offering Memorandum, as it may be modified, amended, or supplemented in accordance with Section 20 and, in form and substance, including with respect to any modification, amendment, or supplement thereto, reasonably acceptable to the Issuer and the Required Supporting Noteholders; provided that, notwithstanding any provision of this Agreement to the contrary, the Issuer shall be permitted to extend the Early Tender Date, Withdrawal Deadline, Funding Deadline, Backstop Funding Deadline and/or the Expiration Date (each as defined in the Offering Memorandum) in its sole discretion, subject to compliance with the terms of the Offering Memorandum and applicable law, and subject to the limitation that none of the Early Tender Date, Withdrawal Deadline, Funding Deadline, Backstop Funding Deadline, Expiration Date or Settlement Date shall occur after the Outside Date (as defined herein). For the avoidance of doubt, no extension of any such date or deadline by the Issuer shall or shall be construed to extend the Outside Date, and any extension of the Outside Date shall be subject to the terms and conditions of Section 10(a)(vi).

5.Lock-Up Period
(a)During the period (the “Lock-Up Period”) commencing on the date of this Agreement and ending on the earlier of (i) the Settlement Date and (ii) the date on which this Agreement is terminated as set forth in Section 10 hereof, each Supporting Noteholder hereby undertakes to the Issuer that it will not at any time during the Lock-Up Period, (i) sell, pledge, encumber or otherwise transfer or dispose of any Existing Notes (except pursuant to the terms of the Transactions) outstanding on the date of this Agreement or acquired thereafter to any other person or (ii) acquire any additional Existing Notes. Any transfer in violation of this Section 5 shall be null and void ab initio and of no force or effect.
6.Supporting Noteholder Representations and Warranties
Each Supporting Noteholder hereby represents and warrants, on a several, and not joint, basis, to the Issuer that as of the Agreement Effective Date (or the date of the delivery of its Joinder pursuant to Section 31, as applicable):
(a)it is the beneficial owner of the principal amount of Existing Notes or is the nominee, investment manager, or advisor for beneficial holders of the Existing Notes reflected on such Supporting Noteholder’s signature page to this Agreement;
(b)it has the full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;
(c)this Agreement has been duly authorized, executed and delivered by the Supporting Noteholder and constitutes a valid and legally binding agreement of such Supporting Noteholder, enforceable in accordance with its terms; except that such enforcement may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”);
(d)the execution, delivery and performance of this Agreement will not violate or conflict with any applicable law or any rule, regulation, judgment, decision, ruling, order, writ, award or decree of any court or governmental body or agency having jurisdiction over such Supporting Noteholder, or any material contract to which such Supporting Noteholder is a party;
(e)no insolvency or bankruptcy proceedings have been instituted against the Supporting Noteholder and, to the best of the Supporting Noteholder’s knowledge, no circumstances exist that might give rise to insolvency or bankruptcy proceedings against it;
(f)it has had sufficient opportunity to review the Offering Memorandum, including the appendices thereto;
(g)other than this Agreement, it is not a party to any contract or agreement with respect to the Offers and Consent Solicitation, or any other acquisition, repurchase or exchange of the Existing Notes;
(h)the aggregate principal amount of Existing Notes included on the signature page for such Supporting Noteholder constitutes all of the Existing Notes owned by such Supporting Noteholder, and such Supporting Noteholder owns such Existing Notes free and clear of any liens, charges, claims, encumbrances, participations, security interests or similar restrictions that could adversely affect the ability of such Supporting Noteholder to perform its obligations hereunder, and, upon the consummation of the Exchange Offer and the Tender Offer, the Issuer will acquire good and unencumbered title to such Existing Notes; and
(i)it (i) is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating private companies and purchasing and selling their securities; (ii) has conducted and relied upon its own due diligence investigation of the Issuer and its own in-depth analysis of the merits and risks of the Offers in making its investment decision and has not relied upon any information provided by Moelis & Company LLC (the “Dealer Manager”) or any investigation of the Issuer conducted by the Dealer Manager; and (iii) agrees that the Dealer Manager shall have no liability to the purchaser in connection with its participation in the Offers.

7.Issuer’s Representations and Warranties
The Issuer hereby represents and warrants to each Supporting Noteholder that:
(a)it has the full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;
(b)this Agreement constitutes a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, subject to the Enforceability Exceptions;
(c)no insolvency or bankruptcy proceedings have been instituted against the Issuer or any guarantors of the Existing Notes and, to the best of the Issuer’s knowledge, no circumstances exist that might give rise to insolvency or bankruptcy proceedings against the Issuer or any guarantors of the Existing Notes;
(d)it is not a party to any contract or agreement with any other person with respect to the Offers and Consent Solicitation, or any other acquisition, repurchase or exchange of the Existing Notes, other than the Supporting Noteholders, the Dealer Manager, the exchange and information agent, and the Escrow Agent for the Offers and Consent Solicitation as set forth in the Offering Memorandum and the trustees and collateral agents for the Existing Notes and the New Notes;
(e)each of the Issuer and the subsidiaries of the Issuer that are named as guarantors in the indentures governing the New Notes (the “Guarantors”) has all requisite power and authority to execute, deliver and perform its respective obligations under the New Notes, the indenture governing the First Lien Notes (the “First Lien Notes Indenture”), the indenture governing the Exchange Notes (the “Exchange Notes Indenture”), the Security Documents (as defined in the First Lien Notes Indenture, the “First Lien Security Documents”), the Security Documents (as defined in the Exchange Notes Indenture, the “Exchange Notes Security Documents”) and this Agreement and issue the New Notes and the applicable guarantees thereof;
(f)the execution, delivery and performance of the First Lien Notes Indenture (including the guarantees thereunder) has been (or as of the Settlement Date will be) duly and validly authorized by the Issuer and each of the Guarantors and, as of the Settlement Date, will have been duly executed and delivered by the Issuer and each of the Guarantors party thereto and, assuming the due authorization, execution and delivery of the First Lien Notes Indenture by the trustee named therein (the “First Lien Trustee”) and the notes collateral agent named therein (the “First Lien Collateral Agent”), will constitute valid and legally binding obligations of the Issuer and each of the Guarantors, enforceable against the Issuer and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions. The execution, delivery and performance of the Exchange Notes Indenture (including the guarantees thereunder) has been (or as of the Settlement Date will be) duly and validly authorized by the Issuer and each of the Guarantors and, as of the Settlement Date, will have been duly executed and delivered by the Issuer and each of the Guarantors party thereto and, assuming the due authorization, execution and delivery of the Exchange Notes Indenture by the trustee named therein (the “Exchange Notes Trustee”) and the notes collateral agent named therein (the “Exchange Notes Collateral Agent”), will constitute valid and legally binding obligations of the Issuer and each of the Guarantors, enforceable against the Issuer and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions;

(g)the execution, delivery, performance and issuance of the First Lien Notes have been (or as of the Settlement Date will be) duly and validly authorized by the Issuer and, as of the Settlement Date, will have been duly executed and delivered by the Issuer and, when issued in accordance with the terms hereof (and assuming due authorization, execution and delivery of the First Lien Notes Indenture by the First Lien Trustee and First Lien Collateral Agent and due authentication and delivery of the First Lien Notes by the First Lien Trustee in accordance with the First Lien Indenture), will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the First Lien Indenture. The execution, delivery, performance and issuance of the Exchange Notes have been (or as of the Settlement Date will be) duly and validly authorized by the Issuer and, as of the Settlement Date, will have been duly executed and delivered by the Issuer and, when issued in accordance with the terms hereof (and assuming due authorization, execution and delivery of the Exchange Notes Indenture by the Exchange Notes Trustee and Exchange Notes Collateral Agent and due authentication and delivery of the Exchange Notes by the Exchange Notes Trustee in accordance with the Exchange Notes Indenture), will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the Exchange Notes Indenture; and
(h)the execution, delivery and performance of each of the First Lien Security Documents have been duly and validly authorized, executed and delivered by the Issuer and Guarantors party thereto and, assuming the due authorization, execution and delivery of each First Lien Security Documents by each other party thereto (other than the Issuer and Guarantors), will constitute a valid and legally binding obligation of the Issuer and each of such Guarantor, enforceable against the Issuer each of such Guarantor in accordance with its terms, subject to the Enforceability Exceptions. The provisions of the First Lien Security Documents create legal and valid Liens (as defined in the First Lien Indenture) on all the Collateral (as defined in the First Lien Indenture) in favor of the First Lien Collateral Agent, for the benefit of the holders of the First Lien Notes, the First Lien Trustee and the First Lien Collateral Agent, and so long as such filings and other actions required to be taken hereby, by the First Lien Indenture or by the applicable First Lien Security Documents, have been taken, such Liens constitute perfected and continuing Liens on the Collateral (as defined in the First Lien Indenture) (to the extent that a Lien thereon can be perfected by the foregoing actions), with the priorities contemplated by the 1L /2L  Intercreditor Agreement (as defined in the First Lien Indenture), securing the obligations in respect of the First Lien Indenture, First Lien Notes and the guarantees thereof, enforceable against the Issuer and the Guarantors party thereto, except as may be limited by the effect of rules of law governing the availability of equitable remedies and subject to the Enforceability Exceptions.  The execution, delivery and performance of each of the Exchange Notes Security Documents have been duly and validly authorized, executed and delivered by the Issuer and Guarantors party thereto and, assuming the due authorization, execution and delivery of each Exchange Notes Security Documents by each other party thereto (other than the Issuer and Guarantors), will constitute a valid and legally binding obligation of the Issuer and each of such Guarantor, enforceable against the Issuer each of such Guarantor in accordance with its terms, subject to the Enforceability Exceptions. The provisions of the Exchange Notes Security Documents create legal and valid Liens (as defined in the Exchange Notes Indenture) on all the Collateral (as defined in the Exchange Notes Indenture) in favor of the First Lien Collateral Agent, for the benefit of the holders of the Exchange  Notes, the Exchange Notes Trustee and the Exchange Notes Collateral Agent, and so long as such filings and other actions required to be taken hereby, by the Exchange Notes Indenture or by the applicable Exchange Notes Security Documents, have been taken, such Liens constitute perfected and continuing Liens on the Collateral (as defined in the Exchange Notes Indenture) (to the extent that a Lien thereon can be perfected by the foregoing actions), with the priorities contemplated by the 1L /2L  Intercreditor Agreement, securing the obligations in respect of the Exchange Notes Indenture, Exchange Notes and the guarantees thereof, enforceable against the Issuer and the Guarantors party thereto, except as may be limited by the effect of rules of law governing the availability of equitable remedies and subject to the Enforceability Exceptions.

8.Supporting Noteholder Agreements
Each Supporting Noteholder acknowledges and agrees that (i)(x) it is a “qualified institutional buyer,” or QIB, as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, (y) for a holder located outside the United States, a “non-U.S. person” as defined in Regulation S under the Securities Act, (ii) it is acquiring the New Notes to be issued to it pursuant to the Offers and Consent Solicitation for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder, (iii) it is aware that an investment in the New Notes involves economic risk and that it may lose its entire investment in the New Notes, (iv) the New Notes will be “restricted securities” under the federal securities laws, will not be registered under the Securities Act or any state securities or “blue sky” laws and may not be sold except pursuant to an effective registration statement thereunder or an exemption from registration under the Securities Act and applicable state securities laws and (v) it has adequate information concerning the business and affairs of the Issuer to make an informed decision regarding its participation in the Offers and has independently and without reliance upon the Issuer and based upon such information such Supporting Noteholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.
9.Backstop Obligation
(a)The Issuer shall deliver, or shall cause to be delivered on behalf of the Issuer no later than the third Business Day (as defined below) prior to the Backstop Funding Deadline a written notice to each Supporting Noteholder (the “Funding Notice” and the date of such delivery, the “Funding Notice Date”) setting forth (a) the aggregate principal amount of First Lien Notes elected to be purchased by Noteholders, (b) the calculation of such Supporting Noteholder’s Backstop Commitment First Lien Notes and the aggregate purchase price therefor (the “Backstop Purchase Price”), (c) the Backstop Funding Deadline (as defined below) and (d) the details of the escrow account (the “Escrow Account”), including wiring information therefor, to which the Supporting Noteholders shall deliver and pay the Backstop Purchase Price.
(b)On the Expiration Date (the “Backstop Funding Deadline”), each Supporting Noteholder shall (i) deliver and pay its respective Backstop Purchase Price by wire transfer of immediately available funds in U.S. dollars into the Escrow Account and (ii) provide to the Issuer its wiring information for payment of the Backstop Premium (as defined below).
(c)The Issuer shall instruct the Escrow Agent (as defined in the Offering Memorandum) to make disbursements from the Escrow Account only upon the consummation of the Offers.
(d)On the Settlement Date, subject to the terms and conditions hereof, on the Settlement Date, the Issuer shall issue and deliver to each Supporting Noteholder via Deposit/Withdrawal at Custodian (“DWAC”) through the book-entry facilities of The Depository Trust Company (“DTC”), such Supporting Noteholder’s Backstop Commitment First Lien Notes, free and clear of any liens, in accordance with the instructions provided to the Company pursuant to Section 9(j).
(e)Each party to this Agreement acknowledges and agrees that to the extent that any Backstop Commitment First Lien Notes have not been settled or delivered on the Settlement Date due to any mechanical or administrative delay (including with respect to any actions to be taken involving DTC or any DTC participant or the First Lien Trustee), then the Issuer and the applicable Supporting Noteholder(s) shall use their reasonable best efforts to settle such issuance as promptly as practicable thereafter; provided that, for the avoidance of doubt, irrespective of any such mechanical or administrative delay, (i) the issuance of the Backstop Commitment First Lien Notes shall be deemed to have occurred on the Settlement Date and (ii) the Backstop Commitment First Lien Notes shall accrue interest from (and including) the Settlement Date in accordance with the First Lien Indenture.
(f)If this Agreement is terminated or the Settlement Date otherwise does not occur, all amounts actually deposited by the Supporting Noteholders in the Escrow Account, with interest earned, if any, shall be returned to such Supporting Noteholders no later than two Business Days following such termination of this Agreement.

(g)In consideration for the Supporting Noteholders’ commitment to subscribe for and purchase Unsubscribed First Lien Notes, on the Settlement Date, the Issuer shall pay or cause to be paid a nonrefundable aggregate premium in cash in U.S. dollars in an amount equal to 3.0% of the total aggregate principal amount of First Lien Notes issued in connection with the Subscription Offer to the Supporting Noteholders (other than any Defaulting Supporting Noteholders (as defined below)) based upon their respective Backstop Percentage at the time such payment is made (the “Backstop Premium”). For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Backstop Premium will be payable regardless of the amount of Unsubscribed First Lien Notes actually purchased. The Backstop Premium shall only become due in the event that the Offers and Consent Solicitation are consummated upon the terms described in the Offering Memorandum. The Issuer may, with the consent of the applicable Supporting Noteholder (which consent may be given via email between counsel to the Parties), elect to deduct the amount owed to such Supporting Noteholder in respect of its Backstop Premium from the Backstop Purchase Price in lieu of separately funding the Backstop Premium. Any such election will be reflected in the Funding Notice; provided that, to the extent any Supporting Noteholder does not provide such consent, such Supporting Noteholder will provide to the Company (2) Business Days prior to the Settlement Date its wire instructions for the payment of its portion of the Backstop Premium.
(h)On or before the date that is two (2) Business Days prior to the Funding Notice Date (the “Designation Deadline”), any Supporting Noteholder may assign all or a portion of its Backstop Commitment Percentage hereunder to (i) any (A) affiliate of such Supporting Noteholder or (B) investment fund, account, vehicle or other entity that is administered, managed, or advised by such Supporting Noteholder, its affiliates or any entity or affiliate of such entity that administers, advises, or manages such Supporting Noteholder (as set forth in this clause (i), collectively, such Supporting Noteholder’s “Related Funds”) or (ii) any other Supporting Noteholder that is a party to this Agreement as of the Agreement Effective Date (any such assignment permitted by clauses (i) through (ii), a “Permitted Backstop Assignment”), in each case, pursuant to documentation reasonably acceptable to the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed); provided that the Supporting Noteholder’s rights and obligations under this Section 9 and the Backstop Commitment Percentages hereunder shall not otherwise be assignable by the Supporting Noteholders without the prior written consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed); provided, further, that the assigning Supporting Noteholder shall provide written notice of any Permitted Backstop Assignment to the Issuer promptly following such Permitted Backstop Assignment (and, in any event, by the earlier to occur of (x) three Business Days following such Permitted Backstop Assignment and (y) the Designation Deadline); provided, further, that prior to the Designation Deadline, the Supporting Noteholders shall amend the Backstop Commitment Schedule to reflect any such assignments permitted under this Section 9.
(i)Each Supporting Noteholder shall have the right to designate by written notice to the Issuer and Davis Polk no later than the Designation Deadline that some or all of the First Lien Notes that it is obligated to purchase on account of its Backstop Commitment Percentage be issued in the name of, and delivered to, a Related Fund of such Supporting Noteholder on the Settlement Date (in each case, it being understood that payment by either the Related Fund or the Supporting Noteholder shall satisfy the applicable payment obligations of the Supporting Noteholder).
(j)No later than the Designation Deadline, each Supporting Noteholder shall have provided Davis Polk, Issuer and Kirkland & Ellis with the information concerning such Supporting Noteholder that is necessary for the (i) final version of the Backstop Commitment Schedule and (ii) final version of the “DWAC Closing Exhibit” in the form attached hereto as Exhibit C, in each case, reflecting any assignments or designations pursuant to the terms of Sections 9(h) and 9(i) above and containing any additional information reasonably requested by the Issuer, Kirkland & Ellis or the trustees for the New Notes.
(k)Any Related Fund of a Supporting Noteholder may satisfy the obligations of such Supporting Noteholder to fund the purchase of First Lien Notes (in whole or in part) on account of such Supporting Noteholder’s Backstop Commitment Percentage.

(l)In the event that any Supporting Noteholder (any such Supporting Noteholder, a “Defaulting Supporting Noteholder” and any such failure, a “Supporting Noteholder Default”) fails to deliver and pay the Backstop Purchase Price for such Supporting Noteholder’s Backstop Commitment First Lien Notes by the Backstop Funding Deadline, the Supporting Noteholders (other than any Defaulting Supporting Noteholder) shall have the right and opportunity (but not the obligation), within one Business Day after receipt of written notice from the Issuer to all Supporting Noteholders of such Supporting Noteholder Default, which notice shall be given promptly following the occurrence of the Supporting Noteholder Default and to all Supporting Noteholders substantially concurrently, to make arrangements for one or more of the Supporting Noteholders to purchase all or any portion of such Defaulting Supporting Noteholder’s Backstop Commitment First Lien Notes (a “Defaulting Supporting Noteholder Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Supporting Noteholders electing to purchase all or any portion of such Backstop Commitment First Lien Notes (such Supporting Noteholders, the “Replacing Supporting Noteholders”) or, if no such agreement is reached by the Replacing Supporting Noteholders, shall be based upon the relative applicable Backstop Percentages of the Replacing Supporting Noteholders (other than any Defaulting Supporting Noteholder). If a Supporting Noteholder Default occurs, the Settlement Date shall be delayed only to the extent necessary to allow for the Defaulting Supporting Noteholder Replacement to be completed. In the event of a Defaulting Supporting Noteholder Replacement, the Backstop Premium allocable to any such Defaulting Supporting Noteholder shall be reallocated to the Replacing Supporting Noteholders in accordance with the percentage of such Defaulting Supporting Noteholder’s Backstop Commitment First Lien Notes purchased by each Replacing Supporting Noteholder. Notwithstanding anything in this Agreement to the contrary, if a Supporting Noteholder is a Defaulting Supporting Noteholder, it shall not be entitled to any of the Backstop Premium applicable to such Defaulting Supporting Noteholder or indemnification provided, or to be provided, under or in connection with this Agreement.
(m)The Issuer and the Supporting Noteholders agree to treat, for U.S. federal, and applicable state and local, income tax purposes, (i) the Backstop Premium as “put” premium, (ii) each of the exchange of any Existing Notes for the Exchange Consideration in the Exchange Offer, the tendering of any Existing Notes for the Tender Consideration (as defined in the Offering Memorandum) in the Tender Offer and/or the acquiring of First Lien Notes for cash in the Subscription Offer as separate transactions, and (iii) the exchange of Existing Notes for the Exchange Notes and Exchange Consideration pursuant to the Exchange Offer as not constituting a “significant modification” of the Existing Notes within the meaning of the applicable Treasury Regulations. The Issuer and Supporting Noteholders agree that five (5) percent or more of all First Lien Notes offered pursuant to the Subscription Offer shall be considered a “substantial amount” (within the meaning of Treasury Regulations Section 1.1273-2(a)(1)). The Issuer and the Supporting Noteholders shall file all tax returns (if applicable) consistent with, and take no position inconsistent with, the foregoing tax treatment (whether in any audit, tax return or otherwise), unless required to do so pursuant to a change in law following the Agreement Effective Date or a “determination” as defined under Section 1313(a) of the Code. Any capitalized terms used in this Section 9(m) but not otherwise defined herein shall have the meanings ascribed to such terms in the Offering Memorandum.
10.Termination
(a)Automatic Termination. This Agreement will automatically terminate upon the earliest to occur of:
(i)the termination by the Issuer of the Offers and Consent Solicitation;
(ii)the consummation of the Transactions;

(iii)the Issuer (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the immediately preceding clause (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to the Issuer or for a substantial part of the Issuer’s assets, or (iv) makes a general assignment or arrangement for the benefit of creditors;
(iv)the entry of an order, judgment, or decree adjudicating the Issuer bankrupt or insolvent, including the entry of any order for relief with respect to the Issuer under the United States Bankruptcy Code;
(v)the Issuer takes any binding corporate action in furtherance of any action described in the foregoing clauses (iii) or (iv); or
(vi)December 30, 2025 (the “Outside Date”); provided that such date may be extended by mutual written consent of the Issuer and the Required Supporting Noteholders (which consent may be given via email between counsel to the Parties), but such date may not be extended beyond January 30, 2026 without prior written consent of each Party (which consent may be given via email between counsel to the Parties).
(b)Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written consent of the Issuer and the Required Supporting Noteholders (which consent may be given via email between counsel to the Parties).
(c)Issuer Termination Events. This Agreement may be terminated as to all Parties by the Issuer by delivery to Davis Polk of a written notice in accordance with Section 24, stating in reasonable detail the basis for termination, upon the occurrence of a Supporting Noteholder Default and the failure of the Supporting Noteholders (other than any Defaulting Supporting Noteholders) to complete a Defaulting Supporting Noteholder Replacement.
(d)Supporting Noteholder Termination Events. This Agreement may be terminated as to all Parties by the Required Supporting Noteholders by delivery to the Issuer and Kirkland & Ellis of a written notice in accordance with Section 24 upon the occurrence of the following events:
(i)The Issuer breaches in any material respect any of the undertakings, representations, warranties, covenants or obligations of the Issuer set forth in this Agreement that, to the extent curable, remains uncured for ten calendar days after the Required Supporting Noteholders, or their counsel, transmit a written notice in accordance with Section 24 detailing any such breach;
(ii)the issuance by any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the New York Stock Exchange), including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten Business Days; provided, that this termination right shall not apply to or be exercised by the Required Supporting Noteholders or any individual Supporting Noteholder if such Party sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement;
(iii)the Issuer or any of its subsidiaries publicly announces, or announces to any Supporting Noteholder, any other holder of Existing Notes or Davis Polk, its intention not to pursue or support the Transactions;
(iv)any Definitive Document does not comply with the Required Supporting Noteholders’ consent rights set forth in Section 4 of this Agreement;

(v)the occurrence of a “Default” or an “Event Default” under the indenture governing the Existing Notes; or
(vi)the Issuer terminates the Davis Polk Fee Letter or fails to promptly pay when due all the reasonable and documented and invoiced fees, costs, and out-of-pocket expenses of Davis Polk in accordance with the Davis Polk Fee Letter.

(e)Effect of Termination. Upon the termination of this Agreement as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had had it not entered into this Agreement and shall be entitled to take all actions, whether with respect to the Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, however, that in no event shall any such termination relieve any Party from (a) liability for its breach or non-performance of its obligations under this Agreement prior to such termination or (b) obligations under this Agreement which by their terms expressly survive termination of this Agreement. Upon the termination of this Agreement as to a Party prior to the Settlement Date, any and all Consents tendered by the Parties subject to such termination with respect to the Transactions, in each case before such termination, shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Transactions, this Agreement, or otherwise (without the need to seek an order of a court of competent jurisdiction or consent from the Issuer or any other applicable Party allowing such change). Nothing in this Agreement shall be construed as prohibiting the Issuer or any of the Supporting Noteholders from contesting whether any such termination is in accordance with the terms of this Agreement or from seeking enforcement of any rights under this Agreement that arose or existed before such termination. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of the Issuer or the ability of the Issuer to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Supporting Noteholder, and (b) any right of any Supporting Noteholder, or the ability of any Supporting Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against the Issuer or any Supporting Noteholder.
11.Conditions Precedent to Settlement Date.
The occurrence of the Settlement Date shall be subject to the satisfaction of the following conditions unless waived by each of the Issuer and the Required Supporting Noteholders:
(a)this Agreement shall remain in full force and effect;
(b)a minimum of 98% of the outstanding aggregate principal amount of Existing Notes shall have been validly tendered (and not validly withdrawn) as of the Settlement Date (the “TSA Minimum Participation Condition”) and accepted by the Issuer for exchange or purchase, as applicable, in the Exchange Offer and/or Tender Offer; provided that the TSA Minimum Participation Condition may only be amended, modified, altered, supplemented or waived, in whole or in part, with the written consent of the Required Supporting Noteholders (which consent may be given via email between counsel to the Parties);
(c)each of the applicable Definitive Documents shall be in agreed form in accordance with Section 4;
(d)all conditions precedent (other than, for the avoidance of doubt, closing itself and other conditions that by their nature will be satisfied upon closing itself) to effectiveness or adoption of the Definitive Documents have been satisfied or waived;
(e)the Issuer shall have paid or substantially simultaneously shall pay all the reasonable and documented and invoiced fees, costs, and out-of-pocket expenses of Davis Polk;
(f)the indentures governing the New Notes shall have been duly executed and delivered by a duly authorized officer of the Issuer and each guarantor and the trustee and collateral agent thereunder, and the New Notes shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the trustee thereunder;

(g)all documents and instruments necessary to establish that the applicable collateral agent for the New Notes will have a perfected security interest (subject to the post-closing obligations set forth in Section 4.20 of the indentures governing the New Notes) in the collateral (as set forth in the Offering Memorandum), and each intercreditor agreement, shall have been executed, delivered and/or filed, as applicable;
(h)the supplemental indenture implementing the Proposed Amendments shall have been duly executed and delivered by a duly authorized officer of the Issuer and each guarantor and the trustee and collateral agent thereunder and shall become operative (as described in the Offering Memorandum) substantially concurrently with the occurrence of the Settlement Date;
(i)the Issuer, the executive party thereto and the Supporting Noteholders shall have entered into the Transaction Letter Agreement, substantially in the form attached hereto as Exhibit D;
(j)the Company shall have entered into (or, substantially concurrently with the Settlement Date, shall enter into) the New ABL Credit Agreement, or the requisite holders under the Existing ABL Credit Agreement shall have consented to the Offers;
(k)the representations and warranties of the Issuer set forth in Sections 7(e), 7(f), 7(g) and 7(h) shall be true and correct in all material respects as of the Settlement Date, except in the case of any representation or warranty which expressly relates to a given date or period, in which case such representation or warranty shall be true and correct in all material respects as of the respective date or respective period, as the case may be; and
(l)the Supporting Noteholders shall have received (I) a certificate with respect to each of the Issuer and the Guarantors and signed by an executive officer of each of the Issuer and the Guarantors, dated the Settlement Date, (A) with appropriate insertions and attaching (i) a copy of the resolutions of the applicable governing body of each of the Issuer and the Guarantors (or a duly authorized committee thereof) authorizing  the execution, delivery, and performance of the Definitive Documents (and any agreements relating thereto) to which it is a party and the Transactions, (ii) the applicable organizational documents of each of the Issuer and the Guarantors and (iii) a certification as to the incumbency of the authorized officers of each of the Issuer and the Guarantors executing the Definitive Documents to which it is a party and (B) certifying as to the matters described in condition (d) and (k) above and (II) a certificate as to the good standing of the Issuer and each Guarantor as of a recent date, from such Secretary of State (or other applicable governmental authority) of its jurisdiction of organization.
12.Publication
Each Supporting Noteholder hereby consents to the disclosure by the Issuer of the aggregate percentage or aggregate principal amount of Existing Notes held by all Supporting Noteholders under this Agreement in the Offering Memorandum (and any amendment or supplement thereto) and in any public announcements relating to the Offers or Consent Solicitation. The Issuer shall not disclose any Supporting Noteholder’s identity (or use the name of any Supporting Noteholder in any press release) or any individual or specific holdings of Existing Notes of any Supporting Noteholder in connection with the Offers or Consent Solicitation or Transactions unless consented to in writing by such Supporting Noteholder.
13.Waiver of Rights of Claims
No Party shall be deemed to have waived any right or claim under this Agreement or concerning a breach of the Agreement by any other Party, unless the waiver is communicated in writing by the Party waiving such right or claim.
14.Assignments
Except for transfers in compliance with Section 9, no Party may assign any of its respective rights or transfer any of its respective obligations under this Agreement without the prior written consent of the affected Supporting Noteholder and the Issuer.

15.Mutual Release
Subject to the occurrence of, and effective from and after, the Settlement Date, in exchange for the cooperation with, participation in, and entering into the Transactions by the Supporting Noteholders and by the Issuer and its subsidiaries, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, it is hereby agreed that (x) the Issuer, on behalf of itself, each of its subsidiaries, and its and their Related Parties, hereby conclusively, absolutely, unconditionally, irrevocably and forever releases and discharges, to the fullest extent permitted by law, each of the Supporting Noteholders and their respective Related Parties (the “Noteholder Released Parties”) and (y) each Supporting Noteholder, each on its behalf and on behalf of its Related Parties, hereby conclusively, absolutely, unconditionally, irrevocably and forever releases and discharges, to the fullest extent permitted by law, the Issuer, its subsidiaries and their respective Related Parties (collectively, the “Issuer Released Parties”) from any and all causes of action, claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state, or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing (collectively, “Claims”), (i) any Issuer Released Party may have or claim to have against any of Noteholder Released Party or (ii) any Noteholder Released Party may have or claim to have against any of the Issuer Released Parties, in each case, arising from or directly relating to the Existing Notes, the indenture related to the Existing Notes (the “Existing Notes Indenture”), any supplement to the Existing Notes Indenture contemplated by the Transactions, the Security Documents (as defined in the Existing Notes Indenture) and the Transactions, and in each case based on any act, omission, event, or other occurrence taking place on or before the Settlement Date; provided that nothing in this Section 15 shall release or relieve any party from (a) any Claim or liability for fraud, gross negligence or willful misconduct of such party, (b) any obligation of any party under this Agreement (including, without limitation, the Issuer’s indemnification obligations in Section 16) or the Definitive Documents, or that arises after the Settlement Date, (c) any Claims against any party who fails to execute and deliver any documents or consents required to be executed and delivered by such party in connection with the Transactions, (d) any Claim based on any act, omission, event or other occurrence taking place after the Settlement Date, or (e) any Claim against any Issuer Released Party for any preference, constructive or actual fraudulent transfer, any other avoidance claim under any applicable law, any breach of fiduciary duty or any other Claim that does not arise from or directly relate to the Existing Notes, the Existing Notes Indenture, any supplement to the Existing Notes Indenture contemplated by the Transactions, the Security Documents (as defined in the Existing Notes Indenture) or the Transactions (the Claims released pursuant to this paragraph, the “Released Claims”).
Each of the Issuer and its subsidiaries, on its behalf and on behalf of its Related Parties, on the one hand, and each Supporting Noteholder, on its behalf and on behalf of its respective Related Parties, on the other hand (each, a “Releasor”), hereby expressly agrees that the release contemplated by this Section 15 extends to any and all rights granted under Section 1542 of the California Civil Code (“Section 1542”) or any analogous state law or federal law or regulation are hereby expressly waived. Section 1542 reads as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each Releasor understands that Section 1542, or a comparable statute, rule, regulation or order of another jurisdiction, gives such party the right not to release existing claims of which such party is not aware, unless such party voluntarily chooses to waive this right. Having been so apprised, each Releasor, on its behalf and on behalf of its Related Parties, nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 15. Each Releasor, on its behalf and on behalf of its Related Parties, acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, the other parties would not have agreed to the terms of this Agreement. Each Releasor, on its behalf and on behalf of its Related Parties, hereby represents to the other parties hereto that it understands and acknowledges that it may hereafter discover facts and legal theories concerning such other parties or the subject matter hereof in addition to or different from those which it now believes to be true. Such Releasor understands and hereby agrees that the release set forth in this Section 15 shall remain effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. Such Releasor, on its behalf and on behalf of its Related Parties, assumes the risk of any mistake of fact or applicable law with regard to any potential claim or with regard to any of the facts that are now unknown to it relating thereto.
Each Releasor agrees and acknowledges that the Released Claims include Claims which such Releasor does not know or suspect to exist in its favor at the time of the giving of the foregoing releases and covenants not to sue which, if known by it, might affect its decision regarding the releases and covenants not to sue set forth herein. Each Releasor agrees and acknowledges that it might hereafter discover facts or documents in addition to or different from those which it now knows or believes to be true or exist with respect to the subject matter of any of the Released Claims, but no Releasor in any capacity shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected, foreseen or unforeseen) to any other party, and each Releasor shall be deemed to have fully, finally and forever settled and released any and all Released Claims. Notwithstanding the foregoing, nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this Agreement, the Definitive Documents, the Existing Notes Indenture or any Security Document (as defined under the Existing Notes Indenture) or limit or otherwise excuse any obligation of the Issuer or its applicable subsidiaries under this Agreement, the Definitive Documents, indentures governing the New Notes, the New Notes, or any of the documents referenced therein executed in connection therewith or any of the rights of the noteholders under such respective documents.
For the purposes of this Section 15, “Related Parties” shall mean, with respect to any specified person, such person’s Affiliates, all funds managed or advised by it or by its Affiliates, and each of the predecessors, successors, assigns, current and former managers, directors, officers, members, shareholders, unitholders, equityholders (regardless of whether such interests are held directly or indirectly), limited partners, general partners, investment committee members, managing members, principals, employees, agents, trustees, representatives, attorneys, accountants and each regulatory, legal, investment, financial, and other advisors and other consultants, and professionals and subadvisors of or to such person and of or to such person’s Affiliates, each of the foregoing, including, without limitation, the existing trustee and notes collateral agent for the Existing Notes, in its capacity as such; “Affiliate” shall mean, with respect to a specified person, any other person, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified person; provided, that the Issuer and its subsidiaries, Affiliates of the Issuer and its subsidiaries, any portfolio company of the Supporting Noteholders or any Affiliates of any portfolio company of the Supporting Noteholders (which entities are not otherwise Affiliates of the Supporting Noteholders and would only be deemed Affiliates pursuant to their relationship with one or more portfolio companies of the Supporting Noteholders) shall not be deemed an Affiliate of any Supporting Noteholder; and “Control,” “Controlling” or “Controlled” means, as to a specified person, the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

16.Indemnification
Without limiting the Issuer’s obligations under the indenture governing the Existing Notes, the indentures governing the New Notes, the other Definitive Documents or any related guarantees, security documents, agreements, amendments, instruments or other relevant documents, the Issuer hereby agrees to indemnify and hold harmless each Supporting Noteholder and each of its affiliates and all their respective officers, directors, members, partners, trustees, employees, shareholders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, actions, obligations, penalties, judgments, suits, costs, expenses, disbursements and liabilities, joint or several, of any kind or nature whatsoever (including Taxes other than income Taxes of the Supporting Noteholders and including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Indemnified Party (subject to the remainder of this sentence) and any reasonable and documented out-of-pocket costs associated with any discovery or other information requests), whether direct, indirect, special, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of, in connection with, or as a result of, this Agreement, the Offers and Consent Solicitation, the Transactions, or any claim, litigation, investigation or proceeding, actual or threatened, relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto and whether or not the Transactions are consummated (but limited, in the case of legal fees and expenses, to those of (x) Davis Polk and (y) solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnified Persons, taken as a whole (and, if reasonably necessary, of one local counsel in any relevant material jurisdiction to all such persons, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Indemnified Persons, taken as a whole, in each such relevant material jurisdiction) (such foregoing amounts, “Losses”), and to reimburse each Indemnified Person for any such legal or other expense reasonably incurred by such Indemnified Person promptly (and within 30 days) following written demand therefor (together with reasonable backup documentation supporting such reimbursement request); provided, that no Indemnified Person will be entitled to indemnity hereunder in respect of any Loss to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Loss arises from (i) the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, such Indemnified Person (or any of its Related Parties (as defined below)) (it being agreed that a Supporting Noteholder’s compliance with this Agreement and the transactions expressly contemplated hereby shall not be deemed bad faith, gross negligence or willful misconduct) or (ii) any disputes solely among Indemnified Persons and not arising out of any act or omission of the Issuer or any of its subsidiaries.
The Issuer shall not be liable for any settlement of any proceeding (or expenses relating thereto) effected without the Issuer’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Issuer’s written consent, or if there is a final judgment against an Indemnified Person in any such proceeding, the Issuer agrees to indemnify and hold harmless such Indemnified Person to the extent and in the manner set forth above and to pay any Losses to the Indemnified Person promptly on the terms set forth in such judgment or settlement or, to the extent no payment terms are set forth in such judgment or settlement, within 30 days following written demand therefor. The Issuer shall not, without the prior written consent of the affected Indemnified Person, effect any settlement of any pending or threatened proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding, (b) does not include any statement as to any admission of fault or culpability, and (c) includes customary confidentiality and non-disparagement agreements. Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund or return any and all amounts paid by the Issuer under this paragraph to such Indemnified Person for any losses, claims, damages, liabilities and expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final non-appealable order of a court of competent jurisdiction.
The indemnity and expense reimbursement obligations set forth herein (i) shall survive the expiration or termination of this Agreement, (ii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Supporting Noteholders or any other Indemnified Person and (iii) shall be binding on any successor or assign of the Issuer and the successors or assigns to any substantial portion of their respective business and assets.

For the purposes of this Section 16, “Taxes” means any and all taxes, assessments, duties, or levies or other similar mandatory charges paid to a governmental body in the nature of a tax, including all federal, state, local, non-U.S. and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon.
For purposes of this Section 16, “Related Party” and “Related Parties” of an Indemnified Person mean any (or all, as the context may require) of such Indemnified Person’s affiliates and controlling persons and its or their respective officers, directors, partners, trustees, employees, managed funds and accounts, shareholders, advisors, agents, representatives, attorneys and controlling persons.
17.Governing Law
This Agreement and any claim, outstanding or dispute relating to, or arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s (or any other jurisdiction’s) rules concerning conflicts of laws that might provide for any other choice of law. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and the non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
18.Jurisdiction
Each of the Parties irrevocably submits to the non-exclusive jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement or the transactions contemplated hereby and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Parties irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. Each Party irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Offers and Consent Solicitation.
19.Relationship Between Supporting Noteholders
Notwithstanding any provision contained in this Agreement to the contrary, (a) the duties and obligations of the Supporting Noteholders under this Agreement shall be several, not joint, (b) none of the Supporting Noteholders shall have any duty, whether a fiduciary duty or otherwise, to any other Supporting Noteholders, the Issuers or any of their respective affiliates or to any other creditor, stakeholder, person or entity simply by being a party to this Agreement, and (c) other than as expressly set forth herein, there are no commitments among or between the Supporting Noteholders. It is understood and agreed that any Supporting Noteholder may trade in any debt or equity interests of the Issuer without the consent of the Issuer or any other Supporting Noteholder, subject to applicable securities laws, any confidentiality agreement, and this Agreement. No prior history, pattern, or practice of sharing confidences among or between any of the Supporting Noteholders and/or the Issuer and its subsidiaries shall in any way affect or negate this understanding and agreement. The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any securities of any of the Issuer and do not constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. All rights under this Agreement are separately granted to each Supporting Noteholder by the Issuer and vice versa, and the use of a single document is for the convenience of the Issuer. The decision to commit to enter into the Transactions contemplated by this Agreement and the other Definitive Documents have been made independently.

20.Amendments to the Agreement
Amendments, modifications or waivers to this Agreement, including amendments to this Section 20, shall only be made with the prior written consent (which consent may be given via email between counsel to the Parties) of the (i) the Issuer and (ii) the Required Supporting Noteholders and (iii) solely to the extent any such modification, amendment, supplement, or waiver has a material, disproportionate, and adverse effect on the economic rights of any individual Supporting Noteholder, such Supporting Noteholder (including, for the avoidance of doubt, any modification or amendment to any such Supporting Noteholder’s Backstop Percentage set forth on the Backstop Commitment Schedule).
21.Counterparts; Email Consents
This Agreement (including any amendment, extension or renewal of this Agreement or any consent pursuant to or contemplated by this Agreement) may be executed by facsimile, e-mail or other electronic means and in one or more counterparts, each of which shall be deemed an original; and all such counterparts shall be considered one and the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of such Party. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Issuer or the Required Supporting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if it is conveyed in writing (including electronic mail) between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, in each case without representations or warranties of any kind on behalf of such counsel.
22.Severability
Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Any invalid provision shall be deemed replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision. The same shall apply if any provision of this Agreement seems incomplete.
23.Notification of Changes
After the date of this Agreement, (a) each Supporting Noteholder hereby covenants and agrees to notify the Issuer upon the occurrence of any event prior to the Settlement Date that would cause any representation, warranty or covenant of such Supporting Noteholder, as the case may be, contained in this Agreement to be false or incorrect and (b) the Issuer hereby covenants and agrees to notify the Issuer upon the occurrence of any event prior to the Settlement Date that would cause any representation, warranty or covenant of the Issuer contained in this Agreement to be false or incorrect.

24.Communications
All notices and other communications required or permitted hereby (collectively the “Notices”) shall be in writing and shall be addressed to the relevant recipient in the manner provided below, and shall be deemed to have been duly and sufficiently given (a) when delivered or sent if delivered in person by courier service or messenger or sent by email or (b) on the next Business Day if transmitted by international overnight courier. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in New York.
Any Notices to be delivered to any Supporting Noteholder hereunder shall be addressed to the addresses set forth below their signatures, with copies to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:
Christian Fischer
Brian Hecht
Michael Pera
E-mail:
christian.fischer@davispolk.com
brian.hecht@davispolk.com
michael.pera@davispolk.com
Any Notices to the Issuer hereunder should be addressed as follows:
Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
Attention: Kristopher Simpson, Senior Vice President, General Counsel
E-mail:    ksimpson@urban1.com
with copies to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Jennifer L. Lee
E-mail: jennifer.lee@kirkland.com
25.Prior Agreements
This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, oral or written, among the Parties with respect to the matters set forth herein.
26.Successors and Assigns; Third Parties.
This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, provided that each Noteholder Released Party, Issuer Released Party and Indemnified Person is a third-party beneficiary with respect to Sections 15 and 16, respectively. The rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity, except as provided for herein.

27.Exhibits Incorporated by Reference; Conflicts.
Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules, including the Offering Memorandum. Subject to Section 4, in the event of any inconsistency between this Agreement (without reference to the Offering Memorandum or the other exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, the exhibits, annexes, and schedules thereto (including the Offering Memorandum) shall govern; provided that, nothing in the Offering Memorandum shall or shall be construed to modify the rights of the Supporting Noteholders under this Agreement (without reference to the Offering Memorandum or the other exhibits, annexes, and schedules hereto), including, without limitation, any consent, termination or indemnification rights of any Supporting Noteholder; provided, further, that in the event of any inconsistency between the Offering Memorandum and any of the Definitive Documents, the applicable Definitive Document shall govern.
28.Waiver of Consequential Damages, Etc.
Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect, or consequential damages or damages for lost profits relating to the breach or alleged breach of this Agreement.
29.Survival.
Notwithstanding (a) any transfer of any Existing Notes in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Sections 9(m), 12, 13, 15-19, 28-30 shall survive such transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.
30.Reservation of Rights.
If the Transactions contemplated herein are not consummated, or if this Agreement is terminated in accordance with its terms (except as a result of the occurrence of the Settlement Date), nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies, or defenses and the Parties expressly reserve any and all of their respective rights, remedies, or defenses.
31.Joinder.
Additional Noteholders may become party to this Agreement from time to time by agreeing in writing to be bound by the terms of this Agreement (any such person, an “Additional Supporting Noteholder”) by executing and delivering a Joinder to Kirkland & Ellis and Davis Polk. Upon the execution and delivery of such Joinder, such Additional Supporting Noteholder shall be deemed to make all of the representations, warranties, releases and covenants of a Supporting Noteholder, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and a Supporting Noteholder for all purposes under this Agreement as if they were originally party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacities as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[SUPPORTING NOTEHOLDER]

By:
Name:
Title:

Holdings:
Aggregate principal amount of Existing Notes submitted: US$[__]
Notice Information:
Address: [___]
Phone: [___]
Email: [___]

[Signature Page to Transaction Support Agreement]

URBAN ONE, INC.
By: /s/ Peter D. Thompson
Name: Peter D. Thompson
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Transaction Support Agreement]

SCHEDULE I
Backstop Commitment Schedule
[Intentionally Omitted]

EXHIBIT A
Offering Memorandum
[Intentionally Omitted]

EXHIBIT B
Form of Joinder
The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of November 14, 2025 (as the same has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Agreement”),1 by and among the Issuer and the Parties named therein as “Supporting Noteholders” thereunder.
1.Agreement to be Bound. The Joinder Party hereby agrees to be bound by all of the terms of the Agreement. The Joinder Party shall hereafter be deemed to be a “Supporting Noteholder” and a “Party” for all purposes (other than Section 9 thereof, unless expressly agreed by the Issuer otherwise) under the Agreement and with respect to all Existing Notes held by the Joinder Party. The Joinder Party further agrees to act as a Subscription Offer Participant (as defined in the Offering Memorandum) and to subscribe for, no later than the Early Tender Date, its pro rata portion of First Lien Notes and deliver in cash an amount equal to the applicable Purchase Price (as defined in the Offering Memorandum) by the Funding Deadline (as defined in the Offering Memorandum).
2.Representations and Warranties. The Joinder Party hereby makes the representations and warranties of the Supporting Noteholders set forth in Section 6 of the Agreement, in each case to each other Party, effective as of the date hereof.
3.Governing Law. This Joinder to the Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the Law of any other jurisdiction.

[Signature Page Follows]

1     Capitalized terms used but not otherwise defined herein shall having the meanings ascribed to such terms in the Agreement.

[JOINDER PARTY]
Date Executed: _________________

By:
Name:
Title:

Holdings:
Aggregate principal amount of Existing Notes submitted: US$[__]
Notice Information:
Address: [___]
Phone: [___]
Email: [___]

[Signature Page to Joinder to Transaction Support Agreement]

EXHIBIT C
Form of DWAC Closing Exhibit
[Intentionally Omitted]

EXHIBIT D
Form of Transaction Letter Agreement
[Intentionally Omitted]